UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

FGI Industries Ltd.
(Name of Registrant as Specified In Its Charter)
___________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Shareholder:
You are cordially invited to attend the 2026 Annual Meeting of Shareholders of FGI Industries Ltd. The meeting will be held on June 3, 2026, at 9:00 a.m. (Eastern Time), virtually via live audio webcast on the Internet at https://www.cstproxy.com/fgi-industries/2026. On or about May 1, 2026, a full set of proxy materials will be mailed to each shareholder.
Your vote is important. Whether or not you plan to attend the Annual Meeting live, we hope you will vote as soon as possible. Please vote by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote during the meeting, you may do so by following the procedures described in the proxy statement even if you have previously voted.
Sincerely,

/s/ John Chen
John Chen
Executive Chairman

FGI INDUSTRIES LTD.
906 Murray Road
East Hanover, NJ 07936
(973) 428-0400
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 3, 2026
To the Shareholders of FGI Industries Ltd.:
Notice is hereby given that the 2026 Annual Meeting of Shareholders of FGI Industries Ltd. will be held on June 3, 2026, at 9:00 a.m. (Eastern Time), in a virtual meeting format only. You may attend, vote and submit questions during or in advance of the Annual Meeting via the Internet at https://www.cstproxy.com/fgi-industries/2026. The principal business of the meeting will be for the following purposes:
1.    Election of five directors, each for a one-year term;
2.    Ratification of the selection of Marcum Asia CPAs LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
to act on any other matters that may properly come before the meeting and any adjournment or postponement thereof.
The Board of Directors of the Company has fixed the close of business on April 24, 2026 as the record date for determining the shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. The share transfer books of the Company will not be closed.

By order of the Board of Directors,

/s/ John Chen
John Chen
Executive Chairman
THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. YOU MAY VOTE BY MAIL, ONLINE OR BY PHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE PROXY CARD OR OTHER INSTRUCTIONS FROM THE HOLDER OF RECORD.

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FGI INDUSTRIES LTD.
Proxy Statement
2026 Annual Meeting of Shareholders
June 3, 2026
9:00 a.m. ET
GENERAL INFORMATION
Proxies are being solicited by the Board of Directors (the “Board”) of FGI Industries Ltd., a Cayman Islands exempted limited company (the “Company,” “we,” “us” or “our”), for use in connection with the annual meeting of shareholders to be held on June 3, 2026 and at any adjournment thereof. Only shareholders of record at the close of business on April 24, 2026 will be entitled to vote at such meeting.
The address of our principal executive office is 906 Murray Road, East Hanover, NJ 07936 and our telephone number is (973) 428-0400. The mailing of this proxy statement and a proxy card to shareholders will commence on or about April 30, 2025.
Ordinary Shares Outstanding on Record Date
Our ordinary shares, par value $0.0001 per share, is our only outstanding voting security. At the close of business on April 24, 2026, which is the date selected by the Board for determining shareholders entitled to notice of and to vote at the meeting, there were 1,927,326 ordinary shares issued and outstanding, each of which is entitled to one vote at the meeting.
Vote Required on Proposals
1.Election of Directors — Provided that a quorum is present at the meeting, directors will be elected by a simple majority of the votes cast.
2.Ratification of Auditors — The affirmative vote of the holders of a majority of the votes cast by the ordinary shares present or represented by proxy at the meeting and entitled to vote is required for approval of the proposal to ratify the appointment of auditors.
Abstentions and Broker Non-Votes
Abstentions: Under the laws of the Cayman Islands, abstentions are counted as shares present and entitled to vote at the Annual General Meeting but are not counted as votes cast. Unless put to the meeting as a special resolution, matters shall be decided by a simple majority of votes cast by such members (or shareholders) who, being entitled to do so, vote in person or by proxy at such meeting. Voting at any shareholders’ meeting is by way of a show of hands of shareholders who are present in person or by proxy unless a poll is requested pursuant to the Amended and Restated Memorandum and Articles of Association of the Company.
Broker Non-Votes: A “broker non-vote” occurs when a broker, bank, or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank, or other nominee voting instructions and the broker, bank, or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the New York Stock Exchange rules for brokers. The “non-routine” matters on the agenda for the Annual General Meeting include Proposal 1: Election of Directors.
Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual General Meeting; however, because broker non-votes will constitute an abstention, they will not be counted as votes cast on the outcome of the votes on Proposal 1: Election of Directors. As a result, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote your shares in the election of directors, then no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. Proposal 2: Ratification of Auditors should be considered a “routine” matter. Therefore, your broker, bank, or other nominee will be able to vote on Proposal 2, even if it does not receive instructions from you, so long as it holds your shares in its name.

The table below sets forth, for each proposal on the ballot, whether a broker can exercise discretion and vote your shares absent your instructions and, if not, the impact of such broker non-vote on the approval of the proposal.

Proposal	Voting Options	Board Recommendation	Effect of Abstention	Impact of Broker Non-Vote
1. Election of Directors	For, Withhold	For each nominee	No effect	No effect
2. Ratification of Auditors	For, Against, Abstain	FOR	No effect	Not applicable(1)
_________________________________________________
(1)    Proposals 2 is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
Expenses of Soliciting
We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mails, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and we have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our shares and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.
Shareholder Proposals
Shareholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our Annual Meeting of Shareholders to be held in 2027 must follow the procedures and requirements of the federal securities laws, including Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely, such proposals must be received by us at our principal executive office no later than January 1, 2027. Any notice of a shareholder proposal must also satisfy the timing and content requirements of our Amended and Restated Articles of Association in respect of a Members' requisition.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s annual meeting. If the date of the annual meeting of shareholders to be held in 2027 is changed by more than 30 calendar days from the anniversary of this year’s annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made. Accordingly, unless the date of the 2027 annual meeting date changes by more than 30 calendar days from the previous year, we must receive such notice no later than April 4, 2027.
What do I need to do to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live audio webcast only. If you are a shareholder as of the Record Date and wish to virtually attend the Annual Meeting, you will need the 12-digit control number, which is located on the Notice or on your proxy card (if you receive a printed copy of the proxy materials). Instructions on how to participate in the Annual Meeting are also posted online at https://www.cstproxy.com/fgi-industries/2026. The webcast will start at 9:00 a.m., Eastern on June 3, 2026. Shareholders may vote and ask questions while attending the Annual Meeting online.
Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.

How to Vote
We encourage you to vote promptly. Your methods of voting may differ depending on whether you are a “street name” or a “shareholder of record.”
If your shares are held in the name of a stockbroker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization, then you are a “street name” holder and you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares live at the meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.
If you hold your shares directly, then you are a “shareholder of record” and you may vote your shares in advance of the meeting using the mail method described on your proxy card or other voting instructions from the holder of record, including:
By Mail
If you are a holder of record and received a paper copy of the proxy card by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the envelope provided. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.
During the Meeting
All shareholders of record as of the record date may vote on the Internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at https://www.cstproxy.com/fgi-industries/2026.
Revocation of Proxies
You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name) or (3) vote at the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS
Our business is overseen by our Board with the number of directors fixed from time to time by the Board. Upon election, each director serves for a term of one year. Our Board currently consists of the following:

Name	Age	Position(s)
David Bruce	60	Chief Executive Officer, Director
John Chen	47	Executive Chairman, Director
Todd Heysse	53	Director
Kellie Zesch Weir	47	Director
Anagha Apte	46	Director
Upon the recommendation of its Nominating and Corporate Governance Committee, the Board has fixed at five the number of directors to be elected at the meeting and has nominated Ms. Weir, Mr. Bruce, Mr. Chen, Mr. Heysse and Ms. Apte to stand for election, each to serve a term to expire at the conclusion of the succeeding annual meeting of shareholders after her or his election, to hold office following election and qualification until her or his successor has been duly elected and qualified.
It is intended that the proxies solicited on behalf of the Board (other than proxies reflecting votes against or abstentions as to one or more nominees) will be voted at the meeting for the election of the above-identified nominees. If any nominee is unable to serve, the ordinary shares represented by all of these proxies will be voted for the election of a substitute as the Board may recommend.
The Board knows of no reason why either of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was selected.
The following provides certain information regarding the nominees for the office of director and the current directors whose terms are scheduled to expire after the meeting:
David Bruce. Mr. Bruce has served as our Chief Executive Officer and a director since our incorporation in 2021. Prior to his election, Mr. Bruce served as the Executive Vice President of the Kitchen & Bath division of FGI Industries Inc. (“FGI Industries”, formerly known as Foremost Groups Inc.) from 2009 until 2021 where he was responsible for development of all sales, marketing, customer and supplier strategies. Prior to that, he worked in various sales functions at FGI Industries from 1997 to 2008. Previous to his time at FGI Industries, Mr. Bruce spent over 8 years working in the retail industry. Mr. Bruce received a Bachelor of Science in Management from Kean University in New Jersey. We believe Mr. Bruce’s broad experience in sales and strategy and institutional knowledge of FGI Industries qualify him to serve on our board of directors.
John Chen. Mr. Chen has served as our Executive Chairman and a director since our incorporation in 2021. Prior to his election, Mr. Chen served as Executive Vice President of Corporate Development for FGI Industries from 2019 until 2021 where his primary responsibilities included corporate strategy, financial controls and capital allocation oversight. Prior to joining FGI Industries, Mr. Chen spent 11 years in the investment management industry as an equity research analyst for Davis Selected Advisors from 2007 to 2018 and just under two years as a securities lawyer for Milbank, Tweed, Hadley & McCloy from 2005 to 2007. Mr. Chen received a Bachelor of Arts from the University of Chicago and a Juris Doctor from Georgetown University Law Center. We believe Mr. Chen’s strategic and management experience and institutional knowledge of FGI Industries qualify him to serve on our board of directors.
Todd Heysse. Mr. Heysse has been a director since 2021. He has served as Treasurer and Vice President of Corporate Finance at Facebook, Inc. (now Meta Platforms, Inc.) since October 2018. His primary responsibilities include leading the company's cash management, corporate finance, and business risk and insurance functions. Prior to this position, Mr. Heysse served as Vice President of Financial Planning & Analysis with Snap Inc. from December 2016 through December 2017 as well as various corporate finance and planning roles within Facebook, Inc.’s corporate finance team from 2011 to

2016. Mr. Heysse received a Bachelor of Science from Stanford University and a Master’s in Business Administration from Columbia Business School. We believe Mr. Heysse’s experience in corporate finance positions with large public companies, knowledge and expertise on public company disclosure requirements and investment management experience including evaluation and analysis of global public companies qualify him to serve on our board of directors.
Kellie Zesch Weir. Ms. Weir has been a director since 2021. She is a partner and a portfolio manager with Brown Advisory, a financial consulting company, where she provides individuals, families and institutions with strategic investment solutions and advice. Prior to joining Brown Advisory in 2017, Ms. Weir was a senior vice president and head of investment manager research at Chilton Trust Company, a wealth management company. Prior to this, she was a vice president at Birchwood Investments, a single family office where she managed alternative assets. Ms. Weir started her career at Cambridge Associates, where she provided investment advice to endowments and families. Ms. Weir received a Bachelor of Science in Business Administration from the University of North Carolina at Chapel Hill, and she is also a Chartered Financial Analyst charter holder. We believe Ms. Weir’s experience in portfolio management and wealth management and expertise in environmental, social and governance initiatives and standards qualify her to serve on our board of directors.
Anagha Apte. Ms. Apte has been a director since 2024. She serves as the Senior Director, Ethics Counsel at eBay, Inc. since 2019. Prior to this, Ms. Apte served in ethics & compliance roles at Twitter, Inc. (now “X”) from 2016 to 2019 and Starwood Hotels & Resorts from 2013 to 2016. Ms. Apte started her career at Baker Hostetler LLP where she focused her practice on white collar criminal defense and commercial litigation. Ms. Apte received her Bachelor of Arts from the University of California, Los Angeles and a J.D. from Georgetown University Law Center. We believe Ms. Apte’s expertise in legal and compliance programs as well as her experience with public companies will be an asset to our board of directors.
Required Vote and Board Recommendation
The Board recommends that you vote “FOR” each of the five nominees to the Board. The election of each nominee requires the affirmative vote of a simple majority of votes cast, whether in attendance at the virtual meeting or by proxy, and entitled to vote at the meeting, provided that a quorum is present. Except as otherwise directed, the proxies will vote all valid proxies for each of the five nominees identified above.

CORPORATE GOVERNANCE
Director Independence
Our board of directors has determined that each of Todd Heysse, Kellie Zesch Weir and Anagha Apte are independent under applicable Nasdaq Stock Market LLC (“Nasdaq”) rules and, accordingly, none of our directors, with the exception of David Bruce and John Chen, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent under applicable Nasdaq rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each non-employee director, and the transactions involving them. None of our directors are related to any other director, director nominee or executive officer of the Company.
Board Leadership Structure
We have separate individuals serving as Executive Chairman and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Executive Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. The Board also believes having an Executive Chairman is useful as it ensures that our Board leadership retains a close working relationship with management.
Risk Oversight
It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks applicable to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to risks primarily relating to the Company’s financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The Board oversees management’s approach to managing cybersecurity risks, and regularly engages with relevant management on a range of cybersecurity-related topics, including the threat environment and vulnerability assessments as well as policies, practices, and updates on technology trends and regulatory developments. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the Board committees, with respect to their areas of responsibility for risk oversight, including cybersecurity.
Policies as to Hedging and Company Securities
Our insider trading policy provides that Company directors, officers and other employees (and their designees) are prohibited from, among other things: (a) purchasing Company securities on margin or pledging Company securities; (b) short selling Company securities; (c) buying or selling put or call options on Company securities; (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by the Company as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual; or (e) engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans. Certain family and household members and other persons or entities whose decisions are directed, influenced or controlled by a covered person are also subject to the prohibition.
Director Attendance at Annual Meetings
The Company does not have a formal annual meeting attendance policy. However, each director attended the annual meeting of shareholders last year.

Board and Committee Meetings
During 2025, the Board held four meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by applicable state law and the Company’s Certificate of Incorporation, as amended. Each director attended at least 75% of the meetings of Board and any committee on which they serve during the most recently completed fiscal year.
Committee Membership
The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The following table sets forth the current membership of each of the Board’s standing committees:

Board Committee
	Audit	Compensation	Nominating and Corporate Governance	Independent Director
David Bruce	—	—	—	—
John Chen	—	—	—	—
Todd Heysse	Chair	Member	—
Kellie Zesch Weir	Member	Chair	Member
Anagha Apte	Member	—	Chair
Our Board has evaluated independence for the members of each committee in accordance with Nasdaq listing standards and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the independence requirements and listing requirements of Nasdaq.
Audit Committee
Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy Nasdaq and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of Marcum Asia CPAs LLP to serve as the Company’s independent registered public accounting firm for 2026. The Audit Committee held four meetings during 2025.
Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the Nasdaq listing standards and the rules and regulations promulgated by the SEC. The Board has further determined that Mr. Heysse qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.
Report of the Audit Committee
In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.fgi-industries.com.

In discharging its duties, the Audit Committee:
(1)reviewed and discussed the audited financial statements included in the annual report on Form 10-K for 2025 with management;
(2)discussed with the independent auditors the matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards and the SEC; and
(3)received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Todd Heysse
Kellie Zesch Weir
Anagha Apte
Compensation Committee
Our Board has affirmatively determined that each of the members of the Compensation Committee satisfy the additional independence requirements for compensation committee members pursuant to the Nasdaq listing standards.
The Board has authorized the Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. The Compensation Committee has engaged HR Enterprises, LLC as a compensation consultant to assist in determining the amount of compensation for executive officers. The Chief Executive Officer may give the Compensation Committee input in regard to the compensation of the other executive officers, but the Chief Executive Officer is not present during voting or deliberations relating to his own compensation. The Compensation Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.fgi-industries.com. The Compensation Committee held three meetings during 2025.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Corporate Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Corporate Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.fgi-industries.com. The Nominating and Corporate Governance Committee held three meetings during 2025.
Director Nominations
The Nominating and Corporate Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Shareholders may recommend a nominee to be considered by the Nominating and Corporate Governance Committee by submitting a written proposal to the Chief Financial Officer, at 906 Murray Road, East Hanover, NJ 07936. Any notice of a shareholder nomination must satisfy the timing and content requirements of our Amended and Restated Articles of Association in respect of a Members' requisition and must be accompanied by a written statement from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.
Should a new director be needed to satisfy specific criteria or to fill a vacancy, the Nominating and Corporate Governance Committee will initiate a search for potential director nominees, and it will seek input from other Board members, including the Chief Executive Officer and the Chairman of the Board, as well as any senior management or outside advisers that may be assisting in identifying and evaluating candidates. When selecting candidates for recommendation to the Board, the Nominating and Corporate Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Corporate Governance Committee seeks to confirm that candidates meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having sound judgement and integrity, reputation, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:
•appropriate size and backgrounds of the Board;
•needs of the Board with respect to particular talent and experience;
•knowledge, skills and experience of a nominee;
•experience in the Company’s industry and other business matters;
•the ability to devote sufficient time to the Board
•familiarity with legal and regulatory requirements;
•the desire to balance the benefit of continuity with the periodic integration of a fresh perspective provided by a new member.
The Nominating and Corporate Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Corporate Governance Committee seeks to nominate candidates with a range of backgrounds, knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS
Any shareholder wishing to communicate with the Board should send the communication, in written form, to our Vice President, Investor Relations and Corporate Development at the Company’s principal place of business at 906 Murray Road, East Hanover, NJ 07936. The Vice President, Investor Relations and Corporate Development will promptly send the communication to each member of the Board identified on the communication.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for 2025.
EXECUTIVE OFFICERS
As of the date of this proxy statement, the executive officers of the Company consisted of the following individuals:

Name	Age	Position(s)
David Bruce	60	Chief Executive Officer, Director
John Chen	47	Executive Chairman, Director
Jae Chung	59	Chief Financial Officer
Jennifer Earl	51	President, FGI North America
Norman Kroenke	63	Executive Vice President, FGI Europe
The biographies for David Bruce and John Chen, our Chief Executive Officer and President and Executive Chairman, respectively, are set forth above under Proposal One – Election of Directors.
Jae Chung. Mr. Chung has served as our Chief Financial Officer since 2025. Prior to this, Mr. Chung served as Vice President of Oakmont Corporation, a family investment office, from 2015 through May 2021 where he helped manage its public securities portfolio and was a director of our Company from 2021-2024. Prior to that, Mr. Chung served as Co-Portfolio Manager of Evermore Global Advisors, an investment company, from 2009-2011. From 2003-2009, he served on the Fund Management Team at Davis Selected Advisors. Prior to that, Mr. Chung was a founding member of Marcstone Capital Management, a long/short Europe-focused hedge fund, from 2000-2003. Prior to that, he was a Co-Portfolio Manager of the Discovery and European Funds at Franklin Mutual Advisors from 1996-2000. Mr. Chung received his Bachelor of Arts from Yale University. We believe Mr. Chung’s experience in the investment management industry and expertise in strategic, financial and operational analysis of public and private companies qualify him to serve on our board of directors.
Jennifer Earl. Jennifer Earl is the President of FGI North America since January 2025. Prior to this, she was Executive Vice President, FGI Canada from January 2022. Prior to her positions with the Company, Ms. Earl worked at Foremost for 23 years in various roles including sales, product development, and marketing. Prior to Foremost she spent 7 years working in the kitchen and bath retail sectors.
Norman Kroenke. Norman Kroenke is the Executive Vice President of FGI Europe. Prior to this, Mr. Kroenke served as the Executive Vice President of FGI International GmbH & Co. KG (“FGI Germany”), a position he held for over 15 years, during which time he focused on building a European sales presence for FGI Germany’s sanitaryware platform. From 1995-2005 Mr. Kroenke was a member of the management board for Sanitop, the biggest wholesale sanitaryware-provider in Germany.

PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our principal accountants on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre-approved all of the services provided by our principal accountants.
Change in Auditor
CBIZ CPAs P.C. (“CBIZ”) served as our independent registered public accounting firm for 2025 after acquiring the attest business of Marcum LLP (“Marcum”), which had served as our independent registered public accounting firm since 2020.
As previously disclosed by the Company in its Current Report on Form 8-K filed on April 23, 2026, we dismissed CBIZ as our independent registered public accounting firm. We notified CBIZ of its dismissal on April 20, 2026 (the “Notice Date”). The decision to dismiss CBIZ was approved by our Audit Committee.
The audit report of CBIZ on our consolidated financial statements for each of the two most recent fiscal years ended December 31, 2025 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During our fiscal year ended December 31, 2025 and in the subsequent interim period through April 20, 2026, (i) there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with CBIZ on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of CBIZ, would have caused CBIZ to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except that the Company identified material weakness in its internal control over financial reporting as of and for the year ended December 31, 2025, as disclosed in Part II, Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2026, specifically that such material weakness are related to the precision of journal entry and account reconciliation review controls at a recently in‑scope foreign subsidiary.
A representative of Marcum Asia is expected to be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.
Prior Auditor Change
As noted above, Marcum had served as our independent registered public accounting firm since 2020. On November 1, 2024, CBIZ acquired the attest business of Marcum. As further described in the Company’s Current Report on Form 8-K as filed with the SEC on April 23, 2025, the Company was notified by Marcum that it was resigning as the Company’s independent registered public accounting firm. The Board, acting on the recommendation of its Audit Committee, has selected CBIZ as the Company’s independent registered public accounting firm for 2025.

Independent Registered Public Accounting Firm Fees
The following table presents fees billed by CBIZ (2025) and Marcum (2024) to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided for the fiscal years identified:

Category	2025	2024
	USD	USD
Audit Fees(a)	$550,000	$510,000
Audit-Related Fees(b)	—	27,500
Tax Fees(c)	—	—
All Other Fees	35,000	—
Total	$585,000	$537,500
_________________________________________________
(a)Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.
(b)Audit-related fees represent fees for services relating to comfort letters, consents and registration statement filings.
(c)Tax fees consist of professional fees primarily for tax compliance services.
Neither CBIZ nor Marcum provided any other services to the Company in the periods covered other than those summarized above.
Audit Committee Pre-Approval
Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that could require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.
All audit services and audit-related services incurred during 2025, as applicable, were pre-approved by our Audit Committee.
Required Vote and Board Recommendation
The Board recommends that you vote “FOR” the ratification of the appointment of Marcum as the Company’s independent registered public accounting firm. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in attendance at the virtual meeting or by proxy, and entitled to vote at the meeting, provided that a quorum is present.
EXECUTIVE COMPENSATION
The following discussion focuses on compensation paid for 2025 to the following named executive officers, as defined under U.S. Securities and Exchange Commission rules (the “Named Executive Officers” or “NEOs”):
•David Bruce, Chief Executive Officer;
•John Chen, Executive Chairman;
•Jae Chung, Chief Financial Officer

Executive Compensation Components for 2025
We provide a compensation package to our executive officers, including base salary, bonus incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans, automobile allowance and life insurance premiums. We have also periodically awarded our executive officers with long-term equity incentive grants in the form of share options. Our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our equity incentive plans or employee share purchase plans, and the Board may grant equity awards to the executives thereunder.
Base Salary
Salaries for our executive officers are determined and paid on an annual basis and, for 2025, were established by our Compensation Committee in accordance with the terms of any executive officer’s employment agreement with the Company.
Mr. Bruce had an annual base salary of $320,000 in 2025. His employment agreement also provides the chief executive officer with a monthly car allowance.
Mr. Chen had an annual base salary of $208,000 and Ms. Earl has an annual base salary of $220,000 in 2025.
The Compensation Committee references publicly available data in establishing base salaries of executive officers following our initial public offering. The Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officers. The Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed, the Compensation Committee sets the compensation for each executive officer. The Chief Executive Officer is not present during the committee’s deliberations or voting on his compensation.
Management Incentive Plan
The Company maintains an annual bonus plan under which our Named Executive Officers, together with other executives and key employees of the Company, are eligible to earn an annual bonus based on the level of achievement of corporate objectives, individual objectives, or a combination of the two. In March and April 2023, the Compensation Committee established incentive bonus targets for executive officers of the Company, including the Named Executive Officers to provide an opportunity for each participant to earn a cash bonus based on performance against established objectives. For 2025, the payout for each of our Named Executive Officers was determined based on the level of achievement of corporate objectives. MIB awards for Messrs. Bruce and Chen were based 70% on revenue targets and 30% on Adjusted Net Income targets. The MIB award for Ms. Earl was based on a combination of net sales, profit, earnings before interest and taxes (“EBIT”) margin and gross margin return on investment (“GMROI”) for the company’s US business. 2025 performance was below threshold levels for the weighted average of the relevant metrics for Messrs. Bruce and Chen, and thus, no portion of their MIB awards vested. 2025 performance for the weighted average of the relevant metrics for Ms. Earl was 96% and thus, the Compensation Committee approved a payout of $5,000.
Equity Compensation
The Company maintains the 2021 Equity Incentive Plan to assist in attracting, retaining, motivating and rewarding certain key employees, officers, directors, and consultants, including the Named Executive Officers, which promotes the creation of long-term value for shareholders by closely aligning the interests of such individuals with those of our shareholders.
In 2025, our Named Executive Officers received a mix of share options and performance stock units (“PSUs”). For 2025, Messrs. Bruce and Chen received share option grants vesting based on the achievement of Revenue, Adjusted Net Income and ROIC (30%, 20%, 50%, respectively) over the relevant performance period. Ms. Earl received share option grants vesting based on the achievement of net sales, operating income and expense ratios. 2025 performance was below the weighted average of the metrics, and thus, no portion of the share option grants or PSUs vested for any Named Executive Officer.

In 2025, Messrs. Bruce and Chen were each granted an award of service-based restricted stock units ("RSUs"). The RSUs vest annually in three equal installments and had a grant date fair value of $30,000.
Perquisites and Other Benefits
We believe that providing limited perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly sized companies in our industry. Our executive officers are eligible to participate in our group health, disability and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our full-time employees. The goal of these programs is to promote health and welfare benefits.
Employment Agreements
We have entered into employment agreements with certain of our Named Executive Officers. The following is a summary of the material terms of such employment agreements.
David Bruce
On January 24, 2022, we entered into an employment agreement with our chief executive officer. Under this agreement, Mr. Bruce is entitled to an annual base salary and such discretionary performance bonuses as the Compensation Committee may determine, from time to time, in its sole discretion. The base salary is reviewed annually by our compensation committee and board of directors. The executive is also eligible to participate in any bonus and incentive programs available to executives and may be eligible for share option grants under our Employee Stock Purchase Plan or equity grants under the 2021 Equity Plan. The employment agreement also provides the executive with a car allowance, health club membership and supplemental life insurance policy coverage. The employment agreement may be terminated by the executive or our company without cause on 90 days prior written notice.
The employment agreement may be terminated by the executive or our company without cause on 90 days prior written notice but may be terminated by our company immediately for cause. If employment is terminated by our company without cause, the executive will be entitled to receive, in return for a timely executed and delivered release and continued compliance with executive’s confidentiality and non-competition covenants, (i) an aggregate amount equal to one year of his base salary, which will be payable in the same amounts and at the same intervals as if the employment period had not ended, (ii) a pro-rated portion of any annual bonus that executive would have been entitled to had his employment not be terminated and (iii) if he timely elects continued coverage pursuant to COBRA, payment of his share of the premium cost at the same rate as for active employees of our company for up to 12 weeks following the termination date.
If the employment is terminated for cause, or in the case of the executive’s death or disability, the executive will only be entitled to his base salary through the termination date, plus any accrued and unpaid incentive award as of the termination date. For purposes of these employment agreements, “cause” means any one of the following: (i) executive’s willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of the employment agreement which results in a material loss to our company or any affiliate; (ii) executive’s conviction of a crime or act involving moral turpitude or a final judgment rendered against executive based upon actions of executive which involve moral turpitude; (iii) executive’s failure to comply with our policies, procedures, practices or directions, as determined by us or our board of directors in its sole discretion; (iv) any other reason recognized as “cause” under applicable law; (v) executive’s commission of fraud, embezzlement, theft or misappropriation of any monies, assets or properties of our company or any of our parents, subsidiaries, affiliates or employees; (vi) conviction of, or plea of nolo contendere to, any felony; or (vii) executive’s material breach of the employment agreement. No act, or failure to act, on executive’s part shall be “willful” unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the best interests of our company or its affiliates.

Summary Compensation Table
The following table provides information regarding the compensation earned for 2025 and 2024 by our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
David Bruce	2025	314,923	—	238,000	208,000	—	28,630	789,553
Chief Executive Officer	2024	311,539	—	195,000	195,000	—	30,650	732,189
John Chen	2025	205,969	—	217,200	187,200	—	—	610,369
Executive Chairman	2024	207,692	—	180,000	180,000	—	12,702	580,394
Jae Chung	2025	164,769	—	92,000	72,000	—	—	328,769
Chief Financial Officer
_________________________________________________
(1)The value of restricted share units in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used to determine the valuation of the awards are discussed in Note 10 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2025. Assuming maximum payout on the achievement of the highest level of performance for the 2025 share awards, the value of the award at the grant date was $342,000 for Mr. Bruce, $310,800 for Mr. Chen, and $66,000 for Ms. Earl.
(2)The value of option awards in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 10 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2025. Assuming maximum payout on the achievement of the highest level of performance for the 2025 option awards, the value of the award at the grant date was $312,000 for Mr. Bruce, $280,800 for Mr. Chen, and $108,000 for Ms. Earl.
(3)For Mr. Bruce, amounts included in “All Other Compensation” include a car allowance totaling $14,714 and $14,400 in 2025 and 2024, respectively.

Outstanding Equity Awards at December 31, 2025
The following table sets forth certain information regarding equity awards granted to our Named Executive Officers and outstanding as of December 31, 2025 (reflective of the Company's 1-for-5 reverse stock split in July 2025):

		Option Awards					Share Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested ($)(5)
David Bruce	3/28/2025(1)	—	—	—	—	—	—	—	51,352	292,705
	3/28/2025(2)	—	—	71,063	4.05	3/28/2035	—	—	—	—
	3/28/2025(4)	—	—	—	—	—	7,407	30,000	—	—
	3/22/2024(1)	—	—	—	—	—	—	—	26,000	148,200
	5/13/2022(3)	14,534	—	—	11.30	5/13/2032	—	—	—	—
	3/30/2022(3)	5,479	—	—	15.35	3/30/2032	—	—	—	—
John Chen	3/28/2025(1)	—	—	—	—	—	—	—	46,217	263,434
	3/28/2025(2)	—	—	63,956	4.05	3/28/2035	—	—	—	—
	3/28/2025(4)	—	—	—	—	—	7,407	30,000	—	—
	3/22/2024(1)	—	—	—	—	—	—	—	24,000	136,800
	5/13/2022(3)	9,689	—	—	11.30	5/13/2032	—	—	—	—
	3/30/2022(3)	4,675	—	—	15.35	3/30/2032	—	—	—	—
Jae Chung	3/28/2025(1)	—	—	—	—	—	—	—	17,776	101,321
	3/28/2025(2)	—	—	24,599	4.05	3/28/2035	—	—	—	—
	3/28/2025(4)	—	—	—	—	—	4,938	20,000	—	—
	3/22/2024(1)	—	—	—	—	—	—	—	1,600	9,120
_________________________________________________
(1)    Represents a performance-based restricted stock unit award. Contingent on certain performance criteria being met over a three year performance period from the grant year. Number of shares shown assumes payout at target performance.
(2)    Represents a performance-based stock option award, which is contingent on certain performance criteria being met as well as continued employment on the applicable schedule, which is one-third of the shares vested on the first anniversary of grant date then 1/36 in equal monthly installments over the next two years. Number of options shown assumes payout at target performance.
(3)    Represents a service-based non-qualified stock option award which vests as to one-third of the shares on the first anniversary of the grant date then in 24 equal monthly installments thereafter.
(4)    Represents a service-based restricted stock unit award. Vests in three equal installments in the first, second and third anniversary of the grant date.
(5)    The market value of these unvested awards was calculated using the closing price of our ordinary shares as of December 31, 2025, the last trading day of the year, which was $5.70.
Policies and Procedures Related to the Grant of Certain Equity Awards
The Compensation Committee’s practice, including in 2025, is to grant stock options and other equity awards under the long-term incentive plan following the Company’s public release of its earnings results for the most recently completed fourth quarter and fiscal year. In 2025, that date was several business days prior to the date the Company filed its Annual Report on Form 10-K, which we believe did not include additional material information beyond what was disclosed in its earnings release.
Consistent with this practice, on March 26, 2025, the Company released its earnings results announcing its fourth quarter and full year financial results for the year ended December 31, 2024. The Compensation Committee granted annual stock options on March 28, 2025, in an open trading window two business days following the earnings release. The Compensation Committee believes this represents a sufficient amount of time for the public markets to absorb the Company’s earnings results prior to the grant date. Accordingly, the Company does not take material non-public information (“MNPI”) into account when determining the timing and terms of the option awards and has not timed the disclosure of MNPI with the purpose of affecting the value of the options awards.
The following table contains information required by Item 402(x)(2) of Regulation S-K about stock options granted to the executive officers in fiscal 2025 during the period from four business days before to one business day after the filing of the Annual Report on Form 10-K for the year ended December 31, 2024, as described above. Though these options grants were made within four business days of the filing of the Company’s Form 10-K, the Company’s trading window was open and the filing of the Form 10-K was not believed to be a release of material, nonpublic information.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award	Grant Date Fair Value of the Award
Percentage change in the closing market price of the securities underlying the award between the trading day ending immediately prior to the disclosure of MNPI and the trading day beginning immediately following the disclosure of MNPI(1)

David Bruce	3/28/2025	71,063	$4.05	$208,000	(4.7)%
John Chen	3/28/2025	63,956	$4.05	$187,200	(4.7)%
Jae Chung	3/28/2025	24,599	$4.05	$72,000	(4.7)%
_________________________________________________
(1)    The table requires disclosure of these option grants; however, we do not believe that the heading of this column applies as we believe that the Annual Report on Form 10-K for the year ended December 31, 2024 did not contain any material, non-public information as the material information about the fiscal year was reported when we released earnings on March 26, 2025.
DIRECTOR COMPENSATION
We pay our non-employee directors $40,000 in cash annually, along with an annual share option award in an amount to be determined by the compensation committee from time to time. In 2025, each director was given performance-based restricted stock units with a grant date fair value of $12,000. The chairs of the nominating and corporate governance and compensation committees will receive an additional $10,000 in cash annually, and the audit committee chair will receive an additional $15,000 in cash annually. Members of each committee other than the chair will receive an additional $3,000 in cash annually.
The following table provides information regarding compensation paid to and earned by non-employee directors during 2025:

	Fees Earned or Paid in Cash	Stock Awards	Total
Non-Employee Director	($)	($)(1)	($)
Todd Heysse	58,000	12,000	70,000
Kellie Zesch Weir	56,000	12,000	68,000
Anagha Apte	53,000	12,000	65,000
_________________________________________________
(1)    This column lists the aggregate grant date fair value of performance-based restricted stock awards awarded to directors pursuant to the 2021 Plan, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 10 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2025.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information concerning equity compensation arrangements as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	566,680(a)	$6.26 per share	143,017(b)
Equity compensation plans not approved by security holders	—	—	—
Total	566,680	$6.26 per share	143,017

_________________________________________________
(a)Of these shares, 162,346 were subject to non-qualified share options, 229,685 were subject to unvested performance-based restricted share units at target and 174,649 were subject to unvested performance-based options at target.
(b)143,017 of these shares were available for issuance under our 2021 Equity Plan and 195,518 were available under our Employee Stock Purchase Plan (“ESPP”). The number of shares of common stock reserved for issuance under the 2021 Equity Plan will automatically increase on January 1 of each year, beginning January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (i) 1% of the total number of shares outstanding as of December 31 of the immediately preceding calendar year, or (ii) 300,000 shares, or a lesser number of shares determined by our Board. The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (i) 1% of the total number of shares outstanding as of December 31 of the immediately preceding calendar year, or (ii) 300,000 shares, or a lesser number of shares determined by our Board.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2024 to which we have been a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or an affiliate or immediate family member of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements for our directors and executive officers, which are described in “Executive Compensation.”
Reorganization
In connection with our internal restructuring and spin-out from Foremost Groups Ltd. (“Foremost”) prior to our IPO (the “Reorganization”), we are party to several supply, manufacturing and purchase agreements with Foremost and its affiliates. Foremost, our parent entity, holds approximately 71% of our ordinary shares as of the date of this report.
Shared Services Agreements
On January 14, 2022, FGI Industries Inc., a wholly-owned subsidiary of the Company, entered into a shared services agreement (the “FHI Shared Services Agreement”) with Foremost Home Inc., a newly-formed wholly-owned subsidiary of Foremost (“FHI”). Pursuant to the FHI Shared Services Agreement, FGI Industries provides FHI with general and administrative services, information technology systems services and human resources services, as well as warehouse space services and supply chain services in the United States. Under the FHI Shared Services Agreement, FHI will reimburse any reasonable and documented out-of-pocket fees incurred by FGI Industries as well as pay a service fee for each service. For warehouse services, FHI will pay FGI Industries a $500,000 annual fee as well as a fee equal to 4% of gross product sales of all products stored in such warehouses. For all other services provided, FHI will pay a service fee equal to the total costs incurred by FGI Industries for such service generally divided by the number of FHI employees relative to FGI Industries employees. The FHI Shared Services Agreement had an initial term of one year and renews automatically unless cancelled by either party upon the giving of at least 60 days notice in advance of the expiration of the then-current term. Total service fees incurred under the FHI Shared Services Agreement were $615,929 and $761,672 in 2025 and 2024, respectively. On March 26, 2026, the parties amended the FHI Shared Service Agreement to reflect decreased utilization, modifying the fixed fee for warehouse services from $500,000 to $300,000 for 2025 and $100,000 for 2026.
On January 14, 2022, the Company entered into a shared services agreement (the “Worldwide Shared Services Agreement”) with Foremost Worldwide Co., Ltd. (“Foremost Worldwide”) pursuant to which Foremost Worldwide provides FGI Industries with general and administrative services, information technology system services and human resources services, in Taiwan. The terms of the Worldwide Services Agreement as between the service provider and recipient are substantially identical to those of the FHI Shared Services Agreement, including calculation of service fees and termination provisions, with Foremost Worldwide providing services and FGI Industries paying Foremost Worldwide for such services. On January 1, 2023, the Worldwide Services Agreement was amended and restated to include additional digital online and related services. Total amounts paid to Foremost Worldwide under the Worldwide Shared Services Agreement were $279,577 and $287,993 in 2025 and 2024, respectively.
Sourcing and Purchase Agreements
On January 14, 2022, the Company entered into a Global Sourcing Agreement with Foremost Worldwide (the “Global Sourcing Agreement”), pursuant to which Foremost Worldwide sources and sell products to the Company, including wooden furniture, cabinetry and shower systems for the bath and kitchen markets. Foremost Worldwide sources manufacturers and negotiate non-binding pricing for such products on behalf of the Company. The Company will pay Foremost Worldwide a commission of 2.5% for all products purchased pursuant to the Global Sourcing Agreement. On January 1, 2023, the Global Sourcing Agreement was amended and restated to modify the pricing and product schedule, such that moving forward, commissions on bath furnishings will range between 4.5% and 2% depending on total sales volumes. Commissions on kitchen furnishings will remain at 2.5%.
On January 28, 2022, the Company entered into a Sales and Purchase Agreement with Foremost Worldwide, pursuant to which the Company purchases certain products from Foremost Worldwide, including bath furniture products, at a 2.5% mark-up above Foremost Worldwide’s “free on board” sales price. The terms of this agreement supersede the terms of the Global Sourcing Agreement for products covered by both agreements.
The total amounts incurred in 2025 and 2024 under these sourcing and purchase agreements was $5,995,537 and $8,385,673, respectively.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
Registration Rights Agreement
In connection with the Company’s initial public offering in January 2022, we entered into a registration rights agreement with Foremost. This agreement provides Foremost, and its permitted transferees, with “demand” registrations, which will require us to register Foremost’s resale of shares of our ordinary shares under the Securities Act of 1933. Foremost is also entitled to customary “piggyback” registration rights and entitled to participate on a pro rata basis in any registration of an offering of our ordinary shares under the Securities Act that we may undertake. The Company filed a resale registration statement covering the shares owned by Foremost in 2024.
Potential Support of Foremost Operations
From time to time, FGI may provide loans or other operational support to Foremost to assist Foremost in capital expenditures or other efforts related to the manufacturing services that Foremost provides to FGI. Any such loan or other transaction would be subject to review and approval under the Company’s related party transaction policy described below, and would be expected to be on arm’s length terms and market interest rates.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related party transaction policy covering any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the audit committee of our board of directors, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
Except as described above under “Potential Support of Foremost Operations”, all related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our board of directors.

Director Independence
Under the Nasdaq Marketplace Rules, or the Nasdaq Listing Rules, each committee of our board of directors must be comprised of at least one independent member at the time of listing, a majority of independent directors no later than 90 days after such date and solely independent directors within one year after such date.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our board of directors has determined that Todd Heysse, Kellie Zesch Weir and Anagha Apte are independent under applicable Nasdaq rules and, accordingly, none of our directors, with the exception of David Bruce and John Chen, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent under applicable Nasdaq rules.
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
Beneficial Ownership
The following table shows how many ordinary shares the directors, nominees, and Named Executive Officers, individually and collectively with all executive officers, beneficially owned as of April 24, 2026. The percent of class owned is based on 1,927,326 ordinary shares outstanding as of that date.
Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a shareholder can vote or transfer and share options and restricted share units that are vested currently or become vested within 60 days. Except as otherwise noted, the shareholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them, and the address for each person or entity listed in the table is FGI Industries Ltd., 906 Murray Road, East Hanover, NJ 07936.

Greater than 5% Shareholder	Shares Beneficially Owned	Securities Vesting or Exercisable Within 60 Days	Percentage
Foremost Groups Ltd.(1)	1,363,250	—	70.7%
Directors and Named Executive Officers
David Bruce	14,007	183	*
John Chen	12,757	183	*
Jae Chung	1,939	122	*
Todd Heysse	16,834	—	*
Kellie Zesch Weir	—	—	*
Anagha Apte	—	—	*
Directors and executive officers as a group (7 persons)	45,538	488	2.4%
_________________________________________________
*    Represents less than 1% of outstanding ordinary shares.
(1)    Supreme Dragon Limited, a British Virgin Islands company (“Supreme Dragon”), owns 39.88% of the equity interest in Foremost Groups Ltd. (“Foremost”). JC Gardeners LLC, a Nevada limited liability company (“JC Gardeners”), owns 100% of the equity interests in Supreme Dragon. Chen Family Trust, a Nevada trust, owns 100% of the equity interests in JC Gardeners. Mr. Liang Chou Chen, a private investor located in New Jersey, is (a) the Manager of JC Gardeners and is authorized to vote and dispose of the equity holdings in Supreme Dragon held by JC Gardeners, (b) the grantor and investment trustee of the Chen Family Trust and is authorized to vote and dispose of the equity interests in Supreme Dragon held by the Chen Family Trust; and, therefore, (c) indirectly authorized to vote and dispose of all of the equity interests in Foremost held by Supreme Dragon. Golden Summit Holdings Limited, a British Virgin Islands company (“Golden Summit”), owns 10.03% of the equity interests in Foremost. Mr. Chen is the sole director of Golden Summit and is authorized to vote and dispose of all of the equity interests in Foremost held by Golden Summit. Thus, Mr. Chen is authorized to vote and dispose of an aggregate of 49.91% of Foremost’s voting power.
HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding,” by which certain shareholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report, proxy statement and shareholder letter. Each shareholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.
If you or another shareholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or shareholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please contact your broker or us. You can make a request by contacting our Chief Financial Officer, by calling (973) 428-0400 or by mail at 906 Murray Road, East Hanover, NJ 07936. If you currently participate in householding and would prefer to receive separate copies of materials for the meeting or for 2026, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.
ADDITIONAL INFORMATION
Our annual report on Form 10-K for 2025, as filed with the SEC, is available on the SEC’s website, www.sec.gov, and our corporate website, www.fgi-industries.com, under “Investor Relations.” Copies of the annual report on Form 10-K will be sent to any shareholder without charge upon written request addressed to the attention of our Chief Financial Officer at FGI Industries Ltd., 906 Murray Road, East Hanover, NJ 07936. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.
OTHER MATTERS
The Board knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

FGI Industries Ltd.

2026 Annual Meeting of Stockholders

June 3, 2026, 9:00 A.M. local time

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. ALL OF THE PROPOSALS ARE PROPOSALS OF THE COMPANY.

1. Election of Directors.

Nominees:

(1) David Bruce
(2) John Chen
(3) Todd Heysse
(4) Kellie Zesch Weir
(5) Anagha Apte

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)	**FOR ALL EXCEPT**
☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and strike a line through that nominee's name in the list above)

2. Ratification of Marcum Asia CPAs LLP as independent registered accounting firm for the fiscal year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date__________, 2026

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2026

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FGI Industries Ltd.

The undersigned appoints David Bruce, John Chen and Jae Chung, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of FGI Industries Ltd. held of record by the undersigned at the close of business on April 24, 2025 at the Annual Meeting of Stockholders of FGI Industries Ltd. to be held on June 3, 2026, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES LISTED IN PROPOSAL 1 TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE COMMON SHARES AT THE ANNUAL MEETING ARE EXPRESSLY REVOKED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)